Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 15, 2005, in the Registration Statement (Form S-4) and related Prospectus of Horizon Lines Holding Corp. dated March 30, 2005.

/s/ Ernst & Young LLP

Greensboro, North Carolina

March 30, 2005